Exhibit 10.1

Executed Version

CONSENT AND FIRST AMENDMENT

TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY

AGREEMENT

This CONSENT AND FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Consent and Amendment”), dated as of February 27, 2015, is entered into by and among ENSERVCO CORPORATION, a Delaware corporation (“Enservco”), DILLCO FLUID SERVICE, INC., a Kansas corporation (“Dillco”), and HEAT WAVES HOT OIL SERVICES LLC, a Colorado limited liability company (“Heat Waves”) (Enservco, Dillco and Heat Waves, and each Person joined hereto as a borrower from time to time, each, a “Borrower” and collectively, “Borrowers”), PNC BANK, NATIONAL ASSOCIATION, as the sole Lender on the date hereof, and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.              The parties to this Consent and Amendment have entered into an Amended and Restated Revolving Credit and Security Agreement, dated as of September 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders provide certain credit facilities to Borrowers;

B.              Any and all initially capitalized terms used in this Consent and Amendment without definition shall have the respective meanings assigned thereto in the Credit Agreement;

C.              Borrowers have requested Agent and the Lenders amend certain provisions of the Credit Agreement, each as more fully set forth herein; and

D.              Agent and the Lenders are willing to make such amendments to the Credit Agreement, in accordance with, and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CONSENT

1.01   Consent to Prepayment. Pursuant to Section 7.17 of the Credit Agreement, Borrowers are prohibited from prepaying any Indebtedness other than to Lenders. Borrowers have informed Agent of their desire to make a prepayment in respect of the outstanding real estate loan obligations owed to Academy Bank in an amount not to exceed $100,000 (the “Prepayment”). Agent and Lenders hereby consent and authorize the Borrowers to make the Prepayment.

1.02   Effectiveness of Consent. The consent set forth above shall be effective only in this specific instance and for the specific purpose for which they are given, and such consent shall not entitle Borrowers to any other or further consent or waiver in any similar or other circumstances. The consent set forth above shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Credit Agreement or any Other Documents or (b) prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any Other Documents.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

2.01     Amendment to Section 6.5(a) (Fixed Charge Coverage Ratio)  Section 6.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Fixed Charge Coverage Ratio. Cause to be maintained as of the last day of each fiscal quarter of Borrowers (the “compliance test date” as used in this Section 6.5), a Fixed Charge Coverage Ratio of not less than (i) 1.15 to 1.00, in respect of the compliance test date for the fiscal quarter of Borrowers ending December 31, 2014, and (ii) 1.25 to 1.00, in respect of each compliance test date commencing with the fiscal quarter of Borrowers ending March 31, 2015 and each subsequent fiscal quarter thereafter. For the purpose of this covenant, the Fixed Charge Coverage Ratio shall be determined on the basis of the trailing twelve-month period ended on the applicable quarterly compliance test date.”

2.03    Amendment to Section 6.5(b) (Leverage Ratio). Section 6.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Leverage Ratio. Cause to be maintained as of the last day of each fiscal quarter of Borrowers, a ratio of Funded Debt to Adjusted EBITDA of not greater than (i) 3.00 to 1.00, in respect of the compliance test date for the fiscal quarter of Borrowers ending December 31, 2014; and (ii) 2.75 to 1.00, in respect of each compliance test date commencing with the fiscal quarter of Borrowers ending March 31, 2015 and each subsequent fiscal quarter thereafter.”

ARTICLE III
Conditions Precedent

3.01    Closing Conditions This Consent and Amendment shall become effective as of the day and year first set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)	Amendment. The Agent shall have received from Borrowers, this Consent and Amendment duly executed by Borrowers and by PNC, as Agent and as the sole Lender as of the Amendment Effective Date;

(b)	Fees and Expenses. The Agent shall have received from Borrowers, an amendment fee in the amount of $10,000, which fee shall be fully earned, due and payable on the Amendment Effective Date. The Agent shall have also received from Borrowers such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and the Agent’s counsel shall have received from Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Consent and Amendment;
(c)	Default. After giving effect to this Consent and Amendment, no Default or Event of Default shall exist; and
(d)	Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

ARTICLE IV
Miscellaneous

4.01    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any Other Document and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.

4.02    Authority. Each Borrower has full power, authority and legal right to enter into this Consent and Amendment and to perform all its respective Obligations hereunder and under the Other Documents (as amended or modified hereby). This Consent and Amendment has been duly executed and delivered such Person, and this Consent and Amendment constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Consent and Amendment (a) are within such Person’s corporate, limited liability company or limited partnership powers (as applicable), have been duly authorized by all necessary company or partnership (as applicable) action, are not in contravention of law or the terms of such Person’s operating agreement, bylaws, partnership agreement, certificate of formation, articles of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have a Material Adverse Effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Loan Party under the provisions of any material agreement, charter document, operating agreement or other instrument to which any Borrower or Guarantor is a party or by which it or its property is a party or by which it may be bound.

4.03    No Default. After giving effect to this Consent and Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

4.04    References to the Credit Agreement. The Credit Agreement, each of the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Consent and Amendment.

4.05    Credit Agreement Remains in Effect. The Credit Agreement and the Other Documents remain in full force and effect and Borrowers ratify and confirm their agreements and covenants contained therein. Borrowers hereby confirm that, after giving effect to this Consent and Amendment, no Event of Default or Default has occurred and is continuing. The execution, delivery and effectiveness of this Consent and Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

4.06    Submission of Amendment. The submission of this Consent and Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify any of their respective rights and remedies under the Other Documents, and this Consent and Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Consent and Amendment have been satisfied as set forth herein.

4.07    Severability. Any provision of this Consent and Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Consent and Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

4.08    Counterparts. This Consent and Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.09    Headings. The headings, captions and arrangements used in this Consent and Amendment are for convenience only and shall not affect the interpretation of this Consent and Amendment.

4.10    Expenses of Agent. Borrowers agree to pay on demand all costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Consent and Amendment, including, without limitation, the costs and fees of Agent’s legal counsel.

4.11         NO ORAL AGREEMENTS. THIS CONSENT AND AMENDMENT, TOGETHER WITH THE OTHER DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Consent and Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By: /s/ Rick D. Kasch
Name: Rick D. Kasch
Title: President

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By: /s/ Rick D. Kasch
Name: Rick D. Kasch
Title: President

HEAT WAVES HOT OIL SERVICES LLC,
a Colorado limited liability company

By: /s/ Rick D. Kasch
Title: Manager

Consent and First Amendment to Amended and Restated Revolving Credit and Security Agreement

AGENT:

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By: /s/ Mark Tito
Name:: Mark Tito
Title: Vice President

SOLE LENDER:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Mark Tito
Name: Mark Tito
Title: Vice President

Consent and First Amendment to Amended and Restated Revolving Credit and Security Agreement